United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 9, 2017

Date of Report

[Date of Earliest Event Reported]

THE CASTLE GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-23338	99-0307845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Ala Moana Boulevard, 3 Waterfront Plaza, Suite 555

Honolulu, Hawaii 96813

(Address of Principal Executive Offices)

(808) 524-0900

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, the Company amended the employment contracts with Mr. Rick Wall, Chairman and Chief Executive Officer and Mr. Alan R. Mattson, Chief Operating Officer.  Mr. Wall’s Amendment extends his agreement to December 31, 2027 and Mr. Mattson’s Amendment extends his agreement to December 31, 2022.  Both amendments are effective beginning November 9, 2017 and call for:

1.

Base annual salary of $240,000 and $210,000 for Mr. Wall and Mr. Mattson, respectively.

2.

A tiered bonus ranging from 10% to 50% of base salary determined by earnings before interest, income taxes, depreciation and amortization (“EBITDA”) in excess of $2,000,000 per year.

3.

Deferred compensation for ten years, commencing December 31, 2027 payable in annual installments of $100,000 for Mr. Wall and $50,000 for Mr. Mattson.

4.

Three warrants for 500,000 shares each at exercise prices ranging from $5.00 to $10.00 per share for Mr. Wall, expiring December 31, 2022, December 31, 2024, and December 31, 2017, and one warrant for 250,000 shares at an exercise price of $5.00 per share for Mr. Mattson, which expires December 31, 2022.

The foregoing description of the Amendments to the Employment Agreements is only a summary and does not purport to be complete, and is qualified in its entirety by the terms of the Amendments, which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.4	Amendment to Employment Agreement between the Company and Rick Wall
10.5	Amendment to Employment Agreement between the Company and Alan Mattson

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CASTLE GROUP, INC.

Date:	November 9, 2017	By:	/s/Rick Wall
	14		Rick Wall, Chief Executive Officer and
Chairman of the Board

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